UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239	27-3601979
(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street, Suite 113

Las Vegas, NV 89118

(Address of Principal Executive Offices and zip code)

(702) 527-2060

(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 13, 2019, Digipath, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider and vote on a proposal to amend the Company’s Articles of Incorporation increasing the number of authorized shares of common stock from 90,000,000 shares to 250,000,000 shares (the “Proposal”).

The Proposal was approved by the Company’s stockholders, receiving the affirmative vote of approximately 66% of the votes entitled to be cast at the Special Meeting (with the shares of the Company’s Series A Convertible Preferred Stock (“Preferred Stock”) voting together with the shares of common stock as a single class on an as-converted to common stock basis), as follows:

For			Against		Abstain		Broker Non-Votes
Common	Preferred		Common	Preferred	Common	Preferred	Common	Preferred
33,280,490	1,390,000	(1)	5,804,214	-0-	37,634	-0-	N/A	N/A

(1)	Voting on an as-converted to common stock basis.

Following the Special Meeting, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State, effecting the amendment approved at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date:	May 14, 2019

By:	/s/ Todd Peterson
Todd Peterson
Chief Financial Officer